UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 9, 2013

Date of Report (Date of earliest event reported)

INERGY MIDSTREAM, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2013, Inergy Midstream, L.P. (the “Partnership”) and NRGM GP, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale to the Underwriters of 11,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $22.50 per Common Unit ($21.69 per Common Unit, net of underwriting discounts) (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 Common Units. The material terms of the Offering are described in the prospectus supplement, dated September 10, 2013, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-185946), and the closing is expected to occur on September 13, 2013, subject to customary closing conditions.

The Partnership intends to use the net proceeds from the Offering of approximately $238.4 million (and the net proceeds from any exercise of the underwriters’ option to purchase additional Common Units) to repay approximately $237.0 million of borrowings under the Partnership’s revolving credit facility, with the remaining net proceeds from the offering to be used for ongoing expansion projects in the Partnership’s midstream business and for general partnership purposes.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership and its affiliates in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of certain of the Underwriters are lenders under the Partnership’s revolving credit facility and will receive a substantial portion of the net proceeds from the Offering through the repayment of indebtedness under the Partnership’s revolving credit facility.

Item 7.01 Regulation FD Disclosure.

On September 9, 2013, the Partnership issued a press release announcing the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

On September 10, 2013, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 10, 2013, among the Partnership, NRGM GP, LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

99.1	Press Release dated September 9, 2013.

99.2	Press Release dated September 10, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.
	By:	NRGM GP, LLC, its General Partner

Date: September 10, 2013	By:	/s/ Michael J. Campbell
Michael J. Campbell Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 10, 2013, among the Partnership, NRGM GP, LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

99.1	Press Release dated September 9, 2013.

99.2	Press Release dated September 10, 2013.